INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant                                /x/

Filed by a Party other than the Registrant    / /

Check the appropriate box:

/ /    Preliminary Proxy Statement

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/ /    Definitive Additional Materials

/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

/ /    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e) (2))

The France Growth Fund, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/    No fee required.

THE FRANCE GROWTH FUND, INC.
237 PARK AVENUE, SUITE 900
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 24, 2003

THIS IS THE FORMAL AGENDA FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE FRANCE GROWTH FUND, INC. (THE "FUND"). IT TELLS YOU WHAT MATTERS WILL BE VOTED ON AND THE TIME AND PLACE OF THE MEETING, IN CASE YOU WANT TO ATTEND IN PERSON.

To our Stockholders:

    The Annual Meeting of the Fund's stockholders will be held at 10:00 a.m., New York City time, on June 24, 2003, at the offices of UBS Global Asset Management, Inc., 14th Floor Boardroom, 1285 Avenue of the Americas, New York, New York 10019, for the following purposes:

  To elect three (3) directors in Class III to each serve for a term expiring on the date of the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualify.

  To consider and act upon, if properly presented, a stockholder proposal recommending that the Board of Directors liquidate the Fund or otherwise enable Stockholders to realize net asset value for their shares.

    Stockholders of record of the Fund's common stock at the close of business on March 31, 2003 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.
/s/ Steven M. Cancro Steven M. Cancro SECRETARY

Dated:    May 29, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES. PLEASE TAKE A FEW MINUTES TO VOTE NOW AND HELP SAVE THE FUND THE COST OF ADDITIONAL SOLICITATIONS.

THIS LETTER SUMMARIZES THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT BEFORE YOU SUBMIT YOUR PROXY CARD OR VOTE.

Dear Fellow Stockholders:

    Over the last year, your Board has taken a number of steps to enhance its operations and improve efficiency. Two new committees were created to provide for better oversight of the Fund's activities. An Investment Committee meets regularly with the Fund's President and Chief Investment Officer, and a Corporate Governance Committee has been charged with providing leadership to the Board on developing corporate governance principles.  We revised the charter of the Audit Committee to emphasize that it is entrusted with the authority to select, retain and oversee the work of the Fund's independent accountants.

    The Corporate Governance Committee has succeeded in reaching an agreement between the Fund and Bankgesellschaft Berlin AG (the "Bank"), its largest shareholder, for the future governance of the Fund. In the words of Michel Rapaccioli, Chairman of the Fund's Corporate Governance Committee, the governance agreement reflects the goal of all directors to move forward to ensure the long-term success and continuity of the Fund. Serge Demoliere, a member of the Board of Management of Bankgesellschaft Berlin AG, and a director of the Fund, has said that the Bank fully supports the terms of the accord.

    Under the terms of the governance agreement, the Fund's bylaws provide for representation on the Board of Bankgesellschaft Berlin AG over the next three years. The amended bylaws also generally require a supermajority board vote to take Board action. As part of the accord, the Bank has agreed that it will vote the shares it owns in favor of any proposal approved by the Board for submission to stockholders and against any proposal not approved by the Board. The Bank also withdrew its nomination of an opposing slate of directors for election at the Meeting.

    In keeping with good corporate governance precepts, we have undertaken to reduce the size of our twelve member Board over the next three years. However, we intend to look to our retiring directors for their expertise and for that purpose, we have formed an Advisory Committee. We are pleased to announce that its Chairman will be Walter J.P. Curley, a former Ambassador to France and Ireland and a greatly valued member of the Board. Given the reduction in the size of the Board, only three directors will stand for election at this year's annual meeting.

    In light of the execution of the governance agreement, your Board is unanimously recommending that you re-elect as Directors of the Fund Messrs. Thomas C. Barry, Gregory L. Melville and Moritz Sell who are the Board's nominees (PROPOSAL 1). The nominees have brought valuable experience to the Board from their varied careers in finance and industry and, as Board members, have played an active role on behalf of the Fund. We believe that their experience and knowledge will be very helpful to the Board in implementing the Fund's investment program. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE NOMINEES.

    If you have any questions about the Meeting agenda or how to vote, please call 1-800-322-2885. Thank you for investing in the Fund.

Yours sincerely, /s/ Jean A. Arvis Jean A. Arvis, Chairman

THE FRANCE GROWTH FUND, INC.
237 PARK AVENUE, SUITE 900
NEW YORK, NEW YORK 10017

ANNUAL MEETING OF STOCKHOLDERS
June 24, 2003

PROXY STATEMENT

____________

This proxy statement is being used by the Board of Directors of The France Growth Fund, Inc., a Maryland corporation (the "Fund"), to solicit proxies to be voted at the Annual Meeting of the Fund's Stockholders (the "Meeting"). This Meeting will be held at 10:00 a.m., New York City time, on June 24, 2003, at the offices of UBS Global Asset Management, Inc., 14th Floor Boardroom, 1285 Avenue of the Americas, New York, New York 10019.

The Meeting is being held to elect three (3) directors. Stockholders are also being asked to consider and act upon, if properly presented, a stockholder proposal that recommends the Board of Directors of the Fund take steps necessary to liquidate the Fund or otherwise enable stockholders to realize net asset value for their shares.

This proxy statement and form of proxy are being mailed to stockholders on or about May 29, 2003. The Fund's Annual Report for the fiscal year ended December 31, 2002 was mailed to stockholders on March 3, 2003. STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT BY WRITING TO THE FUND AT THE ADDRESS LISTED ABOVE OR BY CALLING 1-800-331-1710.

STOCKHOLDERS ELIGIBLE TO VOTE

Stockholders of record at the close of business on March 31, 2003 are entitled to attend and vote at the Meeting or any adjournment or postponement thereof. Each share of common stock is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to stockholders' instructions. If you sign a proxy but do provide voting instructions, your shares will be voted FOR the election of the nominees for director named in this proxy statement, and AGAINST a stockholder proposal, if properly presented, recommending that the Board of Directors take the steps necessary to liquidate the Fund or otherwise enable stockholders to realize net asset value for their shares.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

ELECTION OF DIRECTORS

(PROPOSAL 1)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

The Fund's charter provides that the Board of Directors be divided as equally as possible into three classes of directors (Class I, Class II and Class III) serving staggered three-year terms. The term of office for directors in Class III expires upon the election of directors at the Meeting. The terms of office for directors in Class I and Class II expire upon the election of directors at the 2004 annual meeting and 2005 annual meeting, respectively.

The Board of Directors has adopted a bylaw reducing the number of directors constituting the entire Board of Directors over a three year period commencing effective at the conclusion of this meeting and, accordingly, reducing Class III to three directors. Thus, three (3) Class III nominees, Messrs. Thomas C. Barry, Gregory L. Melville and Moritz Sell, are standing for election to a term expiring on the date of the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualify.

The reduction in Board size over the next three years is part of an understanding reached by the Fund and its Board with Bankgesellschaft Berlin AG (the "Bank"), the Fund's largest stockholder, for the future governance of the Fund.

Under the terms of the governance agreement, the Fund's bylaws have been amended to provide that at the conclusion of the annual meetings of stockholders held in 2003, 2004 and 2005, the total number of directors of the Fund will be reduced, respectively, to eleven, nine and seven and the number of directors affiliated with the Bank shall be, respectively, four in number the first two years and three in number for the third year. If the Bank reduces its holdings below certain percentages, the number of directors that may be affiliated with the Bank will be reduced. The amended bylaws provide a process under which directors of the Fund will be nominated by the Board.

The Fund's bylaws were also amended to increase the quorum for the transaction of business by the Board of Directors to a majority of the entire board and to provide, that so long as the Bank holds at least 15% of the outstanding stock of the Fund, generally speaking, the action of two-thirds of the entire Board of Directors will be required to take action. The bylaws were also amended to provide for the rotation of the chairmanship of board committees.

In addition to the bylaw amendments and as part of the governance agreement, the Bank has agreed to vote all shares of the Fund it owns of record or beneficially in favor of any proposal approved by the Board for submission to stockholders and against any stockholder proposal not approved by the Board. The Bank also withdrew its nomination of an opposing slate of directors for election at the Meeting. The governance agreement is intended to continue in effect until June 30, 2006, subject to earlier termination in specified circumstances. A copy of the governance agreement and the related bylaw amendments are attached to this proxy statement as Appendix A.

A plurality of all votes cast at the Meeting, with a quorum present, is sufficient to elect a director. This means that the three (3) nominees for director who receive the greatest number of votes will be elected. Unless authority is withheld, it is the intention of the persons named in the form of proxy to vote each proxy "for" the election of all of the nominees listed below. Each nominee has indicated he will serve as a director if elected, and the Board of Directors knows of no reason why any of these nominees would be unable to serve. However, if any nominee should be unable to serve or for good cause will not serve, the proxies received will be voted for any other person designated to replace the nominee by the Board of Directors.

INFORMATION REGARDING DIRECTORS AND NOMINEES

The following table shows certain information about the directors, the nominees for director and the officers of the Fund. Each director, including each nominee, has served as a director of the Fund since 1990, except for Mr. Jean A. Arvis who became a director in February 1993, Messrs. Melville and Sell who became directors in April 2000 and Messrs. Demolière and Kipp, who became directors in April 2001. Each officer is elected annually by the Board and serves until the officer's successor is duly elected and qualifies, or until the officer's resignation or removal by the Board.

Name, Address and (Age) Position with the Fund	Term of Office and Length of Time Served	Principal Occupations(s) During Past Five Years	Other Directorships Held by Directors
Independent Directors
Jean A. Arvis[1] (67) Vendome Rome Groupe 3 Rue de Rome Paris, France 75008	Class I Since 1993

Chairman of the Fund (since February 1993); President, French Federation of Insurance Companies (insurance) (since March 1997); Special Advisor, American International Group, Inc. (insurance) (since January 1993); Senior Adviser, Compagnie de Suez (until December 1995).

Director, AXA Equity and Law (U.K.) (insurance), Fonciére Lyonnaise, AIG Banque, Sofrace (Liban) and New London PLC
Thomas C. Barry (58) Zephyr Management, L.P. 320 Park Avenue New York, NY 10022	Class III Since 1990	President and Chief Executive Officer, Zephyr Management, L.P. (since December 1993).	LEVCO Series Trust
Serge Demolière (44) Bankgesellschaft Berlin BG-EH Alexanderplatz 2 Berlin, Germany 10178	Class II Since 2001	Member, Board of Management (since 2001), General Manager (prior to 2001), Bankgesellschaft Berlin AG.	None
Dirk Kipp (40) Bankgesellschaft Berlin BG-EH Alexanderplatz 2 Berlin, Germany 10178	Class I Since 2001	Managing Director, Bankgesellschaft Berlin AG, responsible for the Bank's proprietary equity trading.	None
Michel Longchampt[1] (68) Macsteel International USA Corp. 333 Westchester Ave Suite S-101 White Plains, NY 10604	Class II Since 1990

Chairman of the Board, Macsteel International USA (since May 1999); Chairman of the Board (until May 1999), President and Chief Executive Officer (until December 1997), Francosteel Corporation; Consultant, Longchampt Resources (since January 1998).

None
Gregory L. Melville (46) Bankgesellschaft Berlin BG-EH Alexanderplatz 2 Berlin, Germany 10178	Class III Since 2000	Assistant Director, Bankgesellschaft Berlin AG.	None
Michel A. Rapaccioli[1] (68) 62 bis rue des Belles Feuilles 75116 Paris, France	Class II Since 1990

President, Arfin (consulting) (since June 1995); Vice President and Chief Financial Officer, Texas Gulf Inc. (fertilizers) (until May 1995); Senior Vice President and Chief Financial Officer, Elf Aquitaine, Inc. (holding company) (until 1994).

None

Name, Address and (Age) Position with the Fund	Term of Office and Length of Time Served	Principal Occupations(s) During Past Five Years	Other Directorships Held by Directors
Moritz Sell[1] (35) Bankgesellschaft Berlin 1 Crown Court Cheapside London EC2V 6LR United Kingdom	Class III Since 2000	Director, Market Strategist, Bankgesellschaft Berlin AG.	None
John W. Spurdle, Jr.[1] (65) Spurdle & Co. 515 Madison Avenue Suite 3702 New York, NY 10022	Class I Since 1990

Managing Partner, Spurdle & Company (private finance); Chairman, Investment Management Partners Inc. (holding company); President, Asset Management Investment Co. (since August 1997); and Advisory Director, Trautman Wasserman & Company, Inc. (since September 2002).

Director, Asset Management Investment Company PLC, International Foreign Exchange Concepts, inc., Valenzuela Capital Partners LLC, Financial Management Advisors LLC, AMIC Canada Ltd., AMIC Australia Pty. Ltd.

Interested Directors
John Bult* (67) PaineWebber International, Inc. 1285 Avenue of the Americas 37th floor New York, NY 10019	Class II Since 1990	Chairman, PaineWebber International, Inc.	Director, The Germany Fund, Inc., The New Germany Fund, Inc., the Central European Equity Fund, Inc. and the Greater China Fund, Inc.
Pierre H.R. Daviron* (60) c/o The France Growth Fund, Inc. 237 Park Avenue, Suite 900 New York, NY 10017	Class I Since 1990

President and Chief Investment Officer of the Fund (since October 2002); Partner, DR Associates (consulting) (since December 1993); Executive Vice President, Marque Millennium Capital Management Ltd. (2000-2002); Managing Director (until 1999), President and Chief Investment Officer 1993-1998), Oppenheimer Capital International (asset management).

None
Officers of the Fund
Steven M. Cancro (48) c/o The France Growth Fund, Inc. 237 Park Avenue, Suite 900 New York, NY 10017	Vice President Since 1992 and Secretary Since 1991	First Vice President and Senior Counsel, Crédit Agricole Indosuez (New York) (until July 2002).
Paul H. Schubert (40) UBS Global Asset Management (US) Inc. 51 West 52nd Street New York, NY 10019	Treasurer Since 2002

Executive Director, UBS Global Asset Management (US) Inc., Treasurer for investment companies for which UBS Global Asset Management (US) Inc. serves as investment adviser and/or administrator (since 1994)

________________________________

1     Member of the Audit Committee.

*    Denotes an "interested person," as defined in the Investment Company Act of 1940 Act, as amended (the "1940 Act"). Mr. Bult is an "interested person" by reason of his affiliation with UBS PaineWebber Incorporated. UBS PaineWebber Incorporated and its affiliate, UBS PaineWebber International (U.K.) Ltd., were among the principal underwriters of the initial offering of the Fund's Common Stock in 1990. UBS PaineWebber Incorporated was the dealer-manager of the Fund's rights offering in 1994. UBS PaineWebber Incorporated, a broker-dealer registered under the Securities Exchange Act of 1934, is the parent company of the Fund's administrator. Mr. Daviron is an "interested person" by reason of his status as an officer of the Fund.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors has an Audit Committee composed entirely of Independent Directors, as required by the New York Stock Exchange listing standards. The Audit Committee is currently composed of Messrs. Arvis, Longchampt, Rapaccioli, Sell and Spurdle (Chairman). The Audit Committee selects, subject to the ratification of all of the Independent Directors of the Fund, the independent accountants and reviews with the independent accountants the scope and results of the audit engagement. The Audit Committee also considers the range of audit and non-audit fees, reviews and approves non-audit services provided by the independent accountants and reviews the annual financial statements of the Fund. The Audit Committee held seven meetings during the Fund's fiscal year ended December 31, 2002.

The Board has a Nominating Committee, comprised of all of the Independent Directors, which considers all proposed nominees for election as a director of the Fund and submits proposed nominees to the Board for approval to stand for election by the stockholders. The Independent Directors consider prospective nominees suggested by stockholders. At the present time, the Board of Directors does not have a Compensation Committee or other committee performing similar functions.

The Board has created an Investment Committee, which is comprised of Messrs. Arvis, Barry (Chairman), Bult and Sell. The purpose of the Investment Committee is to oversee the implementation of the Fund's investment program. The Investment Committee must be comprised of at least a majority of Independent Directors. At present, only one member, Mr. Bult, is not an Independent Director. The Board has created a Corporate Governance Committee which is comprised of Messrs. Barry, Curley, Longchampt, Rapaccioli (Chairman) and Sell. The purpose of the Corporate Governance Committee is to: (a) develop and recommend to the Board the corporate governance principles applicable to the Fund; (b) review and refine the relationship of the Fund to its stockholders; and (c) perform other general corporate governance functions. At present, all members are Independent Directors.

During the Fund's fiscal year ended December 31, 2002, the Board of Directors met ten times, and each director, except for Mr. Demoliere, attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which such director served. Mr. Demoliere attended 30% of the aggregate number of meetings of the Board during the fiscal year ended December 31, 2002.

One of the Fund's directors, Mr. Rapaccioli, is a resident of France; one of the Fund's directors, Mr. Arvis, is a resident of Morocco; three of the Fund's directors, Messrs. Melville, Kipp and Demoliere, are residents of Germany; and one of the Fund's nominees, Mr. Sell, is a resident of London. The non-resident directors do not have an agent in the United States for the purpose of accepting service of process on their behalf. Substantially all of the assets of such persons may be located outside of the United States and as a result, it may be difficult for United States investors to effect service of process upon such directors within the United States or to realize judgments of courts of the United States predicated upon civil liabilities of such directors under the federal securities laws of the United States.

HOLDINGS OF FUND SHARES BY DIRECTORS

Name of Director	Dollar Range of Equity Securities in the Fund*
Independent Directors
Jean A. Arvis	$10,001 to $50,000
Thomas C. Barry	$1 to $10,000
Serge Demolière	None
Dirk Kipp	None
Michel Longchampt	$1 to $10,000
Gregory L. Melville	None
Michel A. Rapaccioli	$50,001 to $100,000
Moritz Sell	None
John W. Spurdle, Jr.	$1 to $10,000
Interested Directors
John Bult	$10,001 to $50,000
Pierre H.R. Daviron	$1 to $10,000

* Valued as of March 31, 2003.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Fund pays each of the Independent Directors an annual fee of $7,500 plus an attendance fee of $700 for each meeting of the Board of Directors and $700 for each meeting of any committee of the Board of Directors attended. The Board has recently approved a reduction in the meeting fee to $400 for each meeting attended by telephone and, in an effort to reduce expenses, will encourage telephonic attendance when appropriate. The Fund pays Mr. Daviron, who serves as President and Chief Investment Officer, an annual salary of $150,000. Mr. Cancro, who serves as Vice President and Secretary, is compensated on an hourly basis. Mr. Schubert, who serves as Treasurer, is not compensated by the Fund as he is an employee of UBS Global Asset Management, Inc., the Fund's Administrator. The Fund pays an additional fee of $5,000 per year to Mr. Arvis for providing certain consulting services to the Fund and an additional fee of $4,000 per year to Mr. Spurdle for services as Chairman of the Audit Committee. The Fund pays a fee of $3,000 per year to Mr. Barry for services as Chairman of the Investment Committee.

The following table provides information regarding the fees paid by the Fund to the Directors for their services as Directors, and the compensation paid by the Fund to the three highest paid Officers of the Fund in excess of $60,000, for the Fund's fiscal year ended December 31, 2002.

Name of Director/Officer	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund's Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund
Jean A. Arvis	$32,100	-0-	-0-	$32,100
Thomas C. Barry	$22,700	-0-	-0-	$22,700
Steven M. Cancro	$77,520	-0-	-0-	$77,520
Walter J.P. Curley	$13,100	-0-	-0-	$13,100
Pierre H.R. Daviron	$54,975	-0-	-0-	$54,975
Serge Demolière*	$8,900	-0-	-0-	$8,900
Dirk Kipp*	$11,700	-0-	-0-	$11,700
Michel Longchampt	$18,700	-0-	-0-	$18,700
Gregory L. Melville*	$13,800	-0-	-0-	$13,800
Michel A. Rapaccioli	$17,300	-0-	-0-	$17,300
Moritz Sell*	$27,800	-0-	-0-	$27,800
John W. Spurdle, Jr.	$23,000	-0-	-0-	$23,000

*    The fees paid for services rendered by the representatives of Bankgesellschaft Berlin AG on the Board of Directors of the Fund, Messrs. Demolière, Kipp, Melville and Sell, are paid directly to Bankgesellschaft Berlin AG.

In addition, the Fund reimburses all directors and officers for certain out-of-pocket travel expenses in connection with their attendance at meetings of the Board of Directors or any committees thereof.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP ("PwC") has been selected as the Fund's independent accountants for the current fiscal year ending December 31, 2003. Representatives of PwC will be present and available for questions at the Meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee acts pursuant to a written charter first adopted and approved on April 27, 2000, reviewed on June 19, 2001, and amended and restated on December 10, 2002. A copy of this charter is attached to this proxy statement as Appendix B. The function of the Audit Committee is oversight. It is management's responsibility to maintain appropriate systems for accounting and internal control, and the independent accountants' responsibility to plan and carry out a proper audit. The Fund's independent accountants, PwC, is responsible for auditing the Fund's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed the Fund's audited financial statements for the fiscal year ended December 31, 2002 at a meeting on February 13, 2003 and discussed these financial statements with the Fund's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, as amended (Communication with Audit Committees) with PwC. PwC also provided the Audit Committee with the written disclosures and the letter required by Independence Standard No. 1 (Independence Discussions with Audit Committees) at a meeting on December 9, 2002. In addition, the Audit Committee discussed with the independent accountants their independence with respect to the Fund.

Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, and subject to the limitation of the role and responsibility of the Audit Committee referred to above, the Audit Committee recommended to the Fund's Board of Directors that the audited financial statements be included in the Fund's Annual Report to Stockholders for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors:

John W. Spurdle, Jr., Chairman
Jean A. Arvis
Michel Longchampt
Michael Rapaccioli
Moritz Sell

AUDIT FEES

The aggregate fees billed for professional services rendered by PwC for its audit of the Fund's annual financial statements for the year ended December 31, 2002 contained in the Annual Report filed by the Fund amounted to $75,750.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

PwC did not provide any financial systems design or implementation services to the Fund during the year.

ALL OTHER FEES

The aggregate fees billed for all services rendered by PwC to the Fund, Credit Agricole Asset Management U.S. Advisory Services, the Fund's former investment adviser (the "Former Adviser"), and any entity controlling, controlled by, or under common control with the Former Adviser that provides services to the Fund, other than the audit fees described above, during the year ended December 31, 2002 were (i) $43,100 in tax-related services and other special projects billed to the Fund, and (ii) $10,000 in audit services billed to the Former Adviser for its statutory audit. The Audit Committee has considered whether the provision of non-audit services provided by PwC is compatible with the maintenance of its independence. Fees relating to the Former Adviser are through the period ending October 31, 2002, the date on which the Former Adviser resigned as investment adviser to the Fund.

STOCKHOLDER PROPOSAL
(PROPOSAL 2)

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY AND STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 2. THE DIRECTORS BELIEVE THE PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF THE FUND AND THE STOCKHOLDERS GENERALLY.

STOCKHOLDER PROPOSAL

A stockholder has submitted the following proposal and supporting statement for inclusion in this proxy statement. The stockholder claims beneficial ownership of common stock of the Fund valued at over $2,000. The Fund will provide the address of the proposing stockholder to any person who requests that information by written or oral request to Steven M. Cancro, Secretary of the Fund, 237 Park Avenue, Suite 900, New York, New York 10017.

RESOLVED: The shareholders of The France Growth Fund, Inc. (the "Fund") ask the Board of Directors to promptly take the steps necessary to liquidate the Fund or otherwise enable shareholders to realize net asset value (NAV) for their shares.

SUPPORTING STATEMENT: Enough is enough. As of the date of this proposal (October 7, 2002), the market price of our Fund's shares is near its all-time low. NAV performance has lagged its benchmark since the end of 1999, during which time the expense ratio has increased by more than 50 percent. Moreover, the Investment Manager abruptly resigned in September 2002, after the Fund failed to obtain shareholder approval for a change in investment strategy.

I believe that our Fund is no longer viable with its current low level of assets and high expense ratio, and that shareholders will be much better off if the Fund is liquidated. This proposal asks that the recommendation for liquidation come from the Board of Directors, so that a supermajority vote will not be needed to approve it. If this proposal passes but the Board of Directors decides not to recommend liquidating the Fund, the proposal asks the Board to take prompt action to give shareholders the opportunity to realize NAV for their shares.

THE BOARD OF DIRECTOR'S RESPONSE TO THE STOCKHOLDER PROPOSAL:

Given that current equity markets in both France and Europe are near five year lows, it would be inappropriate to liquidate the Fund's equity investments at this time. Moreover, the Board is encouraged by the initial performance of the new Internal Management Team, led by Director Pierre Daviron. The Internal Management Team is striving to administer the Fund's portfolio in a more cost effective manner and is dedicated to actively managing the portfolio. This will allow the Fund to seize the opportunity to grow with rebounding markets, permitting shareholders to take advantage of the Fund's significant tax loss carry forwards.

REQUIRED VOTE

Adoption of this Proposal 2 requires the approval of a majority of the votes cast at the Meeting, if a quorum is present at the Meeting.

FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL 2.

INFORMATION CONCERNING THE MEETING

SOLICITATION OF PROXIES

The cost of preparing, printing and mailing these proxy materials will be borne by the Fund. In addition to the mailing of these proxy materials, proxies may be solicited by telephone, by fax or in person by the directors, officers and employees of the Fund, or UBS Global Asset Management (US) Inc., the Fund's administrator, whose principal address is 51 West 52nd Street, New York, New York 10019. MacKenzie Partners, Inc., a third party solicitation firm, has agreed to provide proxy solicitation services to the Fund at a cost of approximately $10,000. Brokerage houses, banks and other fiduciaries may also be requested to forward these proxy materials to the beneficial owners of Fund shares to obtain authorization for completing the proxies and will be reimbursed by the Fund for their out-of-pocket expenses.

REVOKING PROXIES

A stockholder signing and returning a proxy has the power to revoke it at any time before it is exercised by filing a written notice of revocation with the Fund's secretary, c/o The France Growth Fund, Inc., 237 Park Avenue, Suite 900, New York, New York 10017; or by returning a duly executed proxy with a later date before the time of the Meeting; or, if a stockholder has executed a proxy but is present at the Meeting and wishes to vote in person, by notifying the secretary of the Fund (without complying with any formalities) at any time before it is voted.

Being present at the Meeting alone does NOT revoke a previously executed and returned proxy.

OUTSTANDING SHARES AND QUORUM

As of March 31, 2003, 12,072,000 shares of common stock of the Fund were outstanding. Only stockholders of record at the close of business on March 31, 2003 are entitled to notice of and to vote at the Meeting. The presence in person or by proxy of the holders of record of 33 1/3% of common stock issued and outstanding as of the record date constitutes a quorum for the transaction of business.

OWNERSHIP OF COMMON STOCK

As of March 31, 2003, to the knowledge of the management of the Fund, there were no persons known to be control persons of the Fund, as such term is defined in Section 2(a)(9) of the 1940 Act. As of such date, the only persons known to the Fund to have beneficial ownership of more than five percent of the outstanding common stock of the Fund are the following:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Outstanding Shares
Bankgesellschaft Berlin AG Alexanderplatz 2 D-10178 Berlin Germany*	1,985,805	16.5%
President and Fellows of Harvard College c/o Harvard Management Co., Inc. 600 Atlantic Avenue Boston, MA 02210*	1,120,081	9.3%
Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany*	1,040,600	8.6%
*Based upon the most recent Schedule 13G filed by each entity with the SEC.

VOTING RIGHTS

The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will ask their customers and clients how they want their shares voted on each proposal before the Meeting. The Fund understands that, under the rules of the NYSE, these broker-dealers may, without instructions from their customers and clients, grant authority to the proxies designated by the Fund to vote on certain items to be considered at the Meeting if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Certain broker-dealer firms may also exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

For purposes of both proposals, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular proposal with respect to which the brokers or other nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will not be counted as votes cast and will have no effect on the result of the vote on either proposal, although they will count towards the presence of the quorum.

ADJOURNMENTS

If a quorum is not present in person or by proxy at the time the Meeting would have been called to order, the chairman of the meeting may adjourn the Meeting to a later date and time. If a quorum is present but there are not sufficient votes in favor of a proposal, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies concerning that proposal. Any adjournment will require the affirmative vote of a majority of votes cast. If an adjournment of the Meeting is proposed because there are not sufficient votes in favor of a proposal, the persons named as proxies will vote those proxies favoring the particular proposal in favor of adjournment and will vote those proxies against the particular proposal against adjournment.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented for consideration at the Meeting. If other business is properly brought before the Meeting, proxies will be voted in the discretion of the persons named as proxies.

TRANSACTIONS BY AFFILIATES

During the fiscal year of the Fund ended December 31, 2002, there were no transactions in the common stock of the Former Adviser, its parents or subsidiaries by any officer, director or nominee for election of director of the Fund in an amount equal to or exceeding 1% of the outstanding common stock of such entity.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Fund's Annual Meeting of Stockholders in 2004 must be received by the Fund on or before January 2, 2004, in order to be included in the Fund's proxy statement and form of proxy relating to that meeting. For a stockholder proposal which is not included in the Fund's proxy statement to be considered timely, it must be received by the Fund at least 90 days, and not more that 120 days, before the anniversary date of the mailing of the Fund's proxy materials for the prior year's annual meeting.

Dated: May 29, 2003	/s/ Steven M. Cancro Steven M. Cancro SECRETARY

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. PLEASE TAKE A FEW MINUTES TO COMPLETE AND RETURN THE CARD NOW AND HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

APPENDIX A

AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of this 28th day of May, 2003, by and between THE FRANCE GROWTH FUND, INC., a Maryland corporation registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "Fund"), and BANKGESELLSCHAFT BERLIN AG (the "Bank").

WHEREAS, the Fund and the Bank have reached certain understandings with regard to the future governance of the Fund and desire to work together in the interest of promoting the continuance of the Fund as an investment vehicle for the benefit of all of the stockholders of the Fund; and

WHEREAS, on the basis of the understandings reached herein, the Bank has withdrawn its notice of the nomination of an opposing slate of directors for the 2003 Annual Meeting of Stockholders of the Fund; and

WHEREAS, the Fund and the Bank desire to enter into this Agreement to effect the above-referenced understandings and intentions;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  Bylaw Amendments and Articles Supplementary. Simultaneously with the execution by the parties of this Agreement, (a) the Board of Directors of the Fund (the "Board") is adopting amendments (the "Bylaw Amendments") to the Fifth Amended and Restated Bylaws of the Fund in the form attached hereto as Exhibit A, and (b) the Fund is filing with the State Department of Assessments and Taxation of Maryland Articles Supplementary in the form attached hereto as Exhibit B setting forth (I) the Fund's repeal of its election to be subject to Section 3-804(c) and Section 3-805 of the Maryland General Corporation Law (the "MGCL") and (ii) the prohibition on the Fund electing to be subject to Section 3-805 of the MGCL in the future.

  Voting Agreement and Filling of Vacancies. During the Term (as defined herein) of this Agreement, the Bank will vote or cause to be voted all of the shares of the Fund owned of record or beneficially by it (a) in favor of all of the nominees to serve as Affiliated Directors (as defined in the Bylaw Amendments) or Unaffiliated Directors (as defined in the Bylaw Amendments), as the case may be, in order to maintain the Applicable Proportion (as defined in the Bylaw Amendments) for each year as indicated in the Bylaw Amendments, (b) in favor of any proposal approved by the Board for submission to the stockholders, and (c) against any stockholder proposal not approved by the Board. During the Term: (x) in the event of a vacancy on the Board arising from the death, incapacity, resignation or removal of any Affiliated Director (except a resignation necessary to maintain the Applicable Proportion in accordance with the Bylaw Amendments), a person acceptable to the Bank shall be nominated and elected by the Board to fill such vacancy and shall be deemed to be an Affiliated Director; (y) in the event of a vacancy on the Board arising from the death, incapacity, resignation or removal of any Unaffiliated Director (except a resignation necessary to maintain the Applicable Proportion in accordance with the Bylaw Amendments), a person acceptable to the Unaffiliated Directors shall be nominated and elected by the Board to fill such vacancy and shall be deemed to be an Unaffiliated Director; and (z) in the event that any vacancy is filled by the stockholders, the Bank will vote or cause to be voted all of the shares of the Fund owned of record or beneficially by it in favor of the Board's nominee to fill such vacancy selected in accordance with the two preceding clauses. Additionally, Board nominees to serve as Unaffiliated Directors shall be subject to the approval of the Affiliated Directors on the Board, which approval shall not be unreasonably withheld, and Board nominees to serve as Affiliated Directors shall be subject to the approval of the Unaffiliated Directors on the Board, which approval shall not be unreasonably withheld.

    Nominations and Solicitation of Proxies. The Fund, on its own behalf and on behalf of the Board, covenants and agrees that, during the Term of this Agreement, the Fund and the Board shall cause individuals to be nominated for election as director and conduct solicitations of proxies for nominees for director in a manner consistent with the composition of the Board established under the Bylaw Amendments (irrespective of whether, during the Term, such Bylaw Amendments are subsequently amended or held invalid or unenforceable), it being understood that this shall not affect the right of stockholders not affiliated with the Bank to propose nominees for director.
    Special Meetings of Stockholders of the Fund. The Bank will not take any action during the Term of this Agreement to require the Fund to hold a special meeting of stockholders.

    Chairman of the Audit Committee of the Board. Simultaneously with the execution by the parties of this Agreement, the Board is appointing Moritz Sell as Chairman of the Audit Committee of the Board effective at the conclusion of the 2003 Annual Meeting of Stockholders of the Fund.

    International Advisory Board. Simultaneously with the execution by the parties of this Agreement, the Board is establishing an International Advisory Board of the Fund (the "Advisory Board") composed of former directors of the Fund and appointing to such Advisory Board, effective upon their retirement from the Board, the Honorable Walter Curley, who shall be chairman of the Advisory Board, and Jean Arvis. The Advisory Board may also include other distinguished individuals.

    Disclosure. Neither the Bank nor the Fund will make any announcement or issue any news release or other statement concerning the matters covered by this Agreement without the agreement of the other unless counsel to the Bank or the Fund, as applicable, determines that a statement is required by law, in which case such release or other statement shall be made in manner and content as determined by such counsel.

    Term and Termination. Subject to the following termination provisions of this section, this Agreement and the obligations of the parties hereunder shall be in full force and effect from the date of execution hereof and shall expire and be without any further force or effect on June 30, 2006 (the "Term"). Subject to Section 9 hereof, this Agreement and the obligations of the parties hereunder shall terminate and be without any further force or effect under the following circumstances:

    (a)    if any material provision of the amendments of the Fund's Bylaws provided for hereby ceases to be in effect for any reason, either party may terminate this agreement by notice to the other party;

    (b)    if either party breaches this Agreement in any material respect, the other party may terminate this Agreement by notice to the breaching party, provided that if the breaching party, upon receipt of such notice, cures the breach as promptly as practicable and no adverse consequences result from the breach to the nonbreaching party, such termination shall not occur; or

    (c)    if the Bank sells or transfers shares of its stock of the Fund (a "Transfer") and, solely as a result of such Transfer, the Bank owns of record or beneficially less than 15% of the outstanding shares of stock of the Fund; provided, however, that, in the event of a proposed Transfer to an affiliate of the Bank or a member of a group acting in concert with the Bank within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (I) the Bank shall be obligated to require such proposed transferee, as a condition to the effectiveness of such Transfer, to become bound by the terms of this Agreement and, in the absence of such transferee so becoming bound, the Fund may refuse to transfer such shares on the books of the Fund and (ii) a Transfer consummated in accordance with the preceding clause (I) of this Section 8(c) shall not result in a termination of this Agreement.

  For purposes of this Section 8, (I) actions taken by the Unaffiliated Directors shall be deemed to be actions of the Fund, and (ii) the term "material" shall apply, without limitation, to the following provisions: (A) the supermajority voting provisions set forth in Article III, Section 11 of the Bylaws with respect to all actions that may be taken by the Board; (B) the director composition, the nomination and proxy solicitation provisions set forth in Article III, Sections 2 and Section 3 of the Bylaws and Sections 2 and 3 of this Agreement; (C) the director appointment provisions set forth in Article III, Section 6 of the Bylaws and Section 2 of this Agreement; (D) the provisions relating to composition and action by committees of the Board set forth in Article III, Sections 16 and 17 of the Bylaws; and (E) the provisions of Sections 1, 4, 5 and 6 and Section 8(c) of this Agreement. Compliance with and effectiveness of the terms of this Agreement is not severable.

    Board Representation in Event of Termination. If this Agreement is terminated solely as a result of a Transfer pursuant to Section 8(c) of this Agreement (a "Section 8(c) Termination"), then, until June 30, 2006, the Bank shall remain entitled to the number of Affiliated Directors set forth in Article III, Section 2 of the Bylaws, reduced in the manner provided therein based on the percentage of outstanding stock of the Fund then owned by the Bank and the obligations of the parties under Sections 2 and 3 of this Agreement regarding only the nomination and solicitation of proxies with respect to Bank nominees for director (and not with regard to the voting of shares) shall remain in force consistent therewith. The Bank shall cause Affiliated Directors to resign from the Board of Directors as required to effect this Section 9. The obligations of the parties under this Section 9 (and, accordingly, the obligations of the parties under Sections 2 and 3 of this Agreement consistent herewith) shall survive only a Section 8(c) Termination, but shall in any event be without any further force or effect on June 30, 2006.

      Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland (without regard to Maryland conflict or choice of law provisions) and the laws of the United States, including, without limitation, the Investment Company Act of 1940, as amended ("Federal Law"). To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of Federal Law, the latter shall control.

      Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as contained in this Agreement.

      Equitable Relief. The parties acknowledge that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by any party and that any such breach would cause the non-breaching party irreparable harm. Accordingly, each of the parties agrees that in the event of any breach or threatened breach of one or more of the provisions of this Agreement by a party, the other party shall be entitled, without the requirement of posting a bond or other security, to one or more preliminary or permanent injunctions (a) restraining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach. Such remedy shall not be the exclusive remedy for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to the parties.

      Further Assurances. In the event that any provision of this Agreement, the Bylaw Amendments or any document related thereto is held invalid or unenforceable, the parties hereto agree to use best efforts to perform every provision of this Agreement, the Bylaw Amendments and related documents in a manner consistent with the intent of the parties as expressed in this Agreement. The parties acknowledge and agree that the assurances and covenants contained in this Agreement have been bargained for independently of any other instrument and shall survive for the Term, irrespective of whether, during the Term, the Bylaw Amendments are subsequently amended or held invalid or unenforceable.

      Amendments. This Agreement may be amended only by an instrument in writing signed by both of the parties hereto.

     [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

    THE FRANCE GROWTH FUND, INC.

    BY: /s/ Pierre H. R. Daviron           (SEAL)

    NAME: Pierre H.R. Daviron

    TITLE:  President

    BANKGESELLSCHAFT BERLIN AG

    BY: /s/ Dirk Kipp                           (SEAL)

    NAME: Dirk Kipp

    TITLE:  Managing Director

    BY: /s/ Moritz Sell                          (SEAL)

    NAME: Moritz Sell

    TITLE:  Director

    Exhibit A of
    APPENDIX A

THE FRANCE GROWTH FUND, INC.

AMENDMENTS
TO
FIFTH AMENDED AND RESTATED BYLAWS

1.    Article II, Section 3 (Special Meetings) is hereby amended as follows:

(a)   by deleting the words "and pursuant to Article SECOND of the Articles Supplementary accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT") as of June 15, 2000" from subsection (a) thereof;

(b)   by adding a new sentence to the end of subsection (a) thereof to read as follows: "This Section 3(a) may not be altered, amended or repealed except by the Stockholders."; and

(c)   by deleting the words "a majority" from the third line of subsection (b)(2) and inserting in lieu thereof the words "forty percent".

 2.    Article II, Section 5 (Scope of Notice) is hereby amended by deleting the word "Any" from the beginning of the first line and inserting in lieu thereof the words "Subject to Section 13 of this Article II, any".

3.    Article II is hereby amended by adding a new Section 17 to the end thereof to read as follows:

"Section 17.Amendments to this Article. Subject to Section 3(a) of this Article II, prior to the earlier of June 30, 2006 or the termination of that certain Agreement, dated as of May 28, 2003 (the "Bank Agreement"), by and between the Corporation and Bankgesellschaft Berlin AG (the "Bank"), this Article II of these Bylaws may be amended only by the Stockholders, unless amended by two-thirds of the entire Board of Directors (or 75% of the entire Board of Directors, if such vote is then required for director action under Article III, Section 11 of these Bylaws), in which case no Stockholder vote shall be required; provided, however, that if the application of the majorities required for Board action specified in this sentence is held to be ineffective, this Article II of these Bylaws may be amended only by the Stockholders."

4.    Article III, Section 2 (Number of Directors) is hereby amended by adding a new paragraph to the end thereof to read as follows:

"The number of directors constituting the entire Board of Directors shall be reduced effective at the conclusion of the annual meeting of Stockholders to be held in 2003, 2004 and 2005, so that the number of directors constituting the entire Board of Director will be as follows, with the proportion (for each year, an "Applicable Proportion") of directors (the "Affiliated Directors") affiliated with the Bank and directors not affiliated with the Bank (the "Unaffiliated Directors") shown below (subject to the right of Stockholders not affiliated with the Bank or acting in concert with the Bank to nominate individuals for election as director):

Year	Total Number of Directors	Number of Unaffiliated Directors	Number of Affiliated Directors
2003	11	7	4
2004	9	5	4
2005	7	4	3

The Applicable Proportion shall be subject to the following limitations: (a) in the event that the Bank holds of record or beneficially less than 15% but more than 10% of the outstanding shares of stock of the Corporation solely as a result of a sale or transfer by the Bank of shares (a "Transfer"), the number of Affiliated Directors to which the Bank shall be entitled shall never be more than two; (b) in the event that the Bank holds of record or beneficially less than 10% but more than 5% of the outstanding shares of stock of the Corporation solely as a result of a Transfer, the number of Affiliated Directors to which the Bank shall be entitled shall never be more than one; and (c) in the event that the Bank holds of record or beneficially less than 5% of the outstanding shares of stock of the Corporation solely as a result of a Transfer, the number of Affiliated Directors to which the Bank shall be entitled shall be zero. For the purposes of these Bylaws, an individual nominated or elected to serve as a director shall be deemed to be affiliated with the Bank if such person is a director, officer, employee or agent of the Bank or is otherwise acceptable to the Bank for nomination for election as an Affiliated Director."

5.    Article III, Section 3 (Term of Directors) is hereby amended as follows:

                          (a)    by adding "; Qualifications. (a) Term." after "Term of Directors" in the first line;

                          (b)    by deleting the last sentence; and

                          (c)    by adding a new subsection (b) to the end thereof to read as follows:

"(b)    Qualifications. To qualify as a nominee for a directorship, an individual, at the time of nomination, (i) (A) shall not have an affiliation or lack of affiliation, which, if elected to the Board of Directors together with any other nominees then standing for election, would cause the Corporation to violate the Applicable Proportion, as set forth in Section 2 of this Article III or (B) shall have been nominated by a stockholder that is not affiliated with the Bank or acting in concert with the Bank, irrespective of the effect that the election of such individual would have on the Applicable Proportion; and (ii) if an incumbent director, the individual shall have attended during the last three full fiscal years at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served, or, if such incumbent director has not served as a director of the Corporation for at least the last three full fiscal years, shall have attended during his term as a director at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served. The Nominating Committee, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications; provided, however, that the Unaffiliated Directors on the Nominating Committee shall separately determine whether an individual to be nominated by the Board to serve as an Unaffiliated Director satisfies the foregoing qualifications and the Affiliated Directors on the Nominating Committee shall separately determine whether an individual to be nominated by the Board to serve as an Affiliated Director satisfies the foregoing qualifications. Additionally, Board nominees to serve as Unaffiliated Directors shall be subject to the approval of the Affiliated Directors on the Board, which approval shall not be unreasonably withheld, and Board nominees to serve as Affiliated Directors shall be subject to the approval of the Unaffiliated Directors on the Board, which approval shall not be unreasonably withheld. Any individual who does not satisfy the qualifications set forth under this subsection (b) shall not be eligible for nomination or election as a director. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland. The Board of Directors shall cause individuals to be nominated by the Board for election as director and conduct solicitations of proxies for nominees for director in a manner consistent with the composition of the Board of Directors established under these Bylaws, subject to the right of Stockholders not affiliated with the Bank or acting in concert with the Bank to propose nominees for director."

6.    Article III, Section 6 (Vacancies) is hereby amended by deleting such section in its entirety and inserting a new section in lieu thereof to read as follows:

"Subject to the 1940 Act, if for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect the powers of the remaining directors hereunder. Subject to the following sentences, vacancies on the Board of Directors shall be filled in the manner provided under Section 2-407 of the MGCL, or any successor provision. In the event of a vacancy on the Board arising from the death, incapacity, resignation or removal of any Affiliated Director (except a resignation necessary to maintain the Applicable Proportion), only a person acceptable to the Bank shall be qualified to be nominated and elected by the Board to fill such vacancy and shall be deemed to be an Affiliated Director. In the event of a vacancy on the Board arising from the death, incapacity, resignation or removal of any Unaffiliated Director (except a resignation necessary to maintain the Applicable Proportion), only a person acceptable to the Unaffiliated Directors shall be qualified to be nominated and elected by the Board to fill such vacancy and shall be deemed to be an Unaffiliated Director. Additionally, Board nominees to serve as Unaffiliated Directors shall be subject to the approval of the Affiliated Directors on the Board, which approval shall not be unreasonably withheld, and Board nominees to serve as Affiliated Directors shall be subject to the approval of the Unaffiliated Directors on the Board, which approval shall not be unreasonably withheld."

7.    Article III, Section 11 (Quorum and Voting) is hereby amended as follows:

       (a)    by deleting the first sentence and inserting the following sentences in lieu thereof to read as follows:

"At such time as the Bank no longer holds of record or beneficially at least 15% of the outstanding stock of the Corporation solely as a result of a Transfer, one-third, but not less than two, of the members of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. For so long as the Bank holds of record or beneficially at least 15% of the outstanding stock of the Corporation (excluding dilution in percentage ownership resulting from an event other than a Transfer), a majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. At such time as the Bank no longer holds of record or beneficially at least 15% of the outstanding stock of the Corporation solely as a result of a Transfer, except as otherwise expressly required by law (including the MGCL and the 1940 Act), the Articles of Incorporation or these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors. For so long as the Bank holds of record or beneficially at least 15% of the outstanding stock of the Corporation (excluding dilution in percentage ownership resulting from an event other than a Transfer), action by the Board of Directors shall be subject to the following requirements: (a) subject to clause (b) of this Section 11, except to the extent that a greater proportion of directors is expressly required by law (including the MGCL and the 1940 Act), the Articles of Incorporation or these Bylaws to take or approve any action, the action of two-thirds of the entire Board of Directors shall be the action of the Board of Directors, except that the Board of Directors may approve actions requiring stockholder approval set forth in Article VIII of the Articles of Incorporation by a majority of the directors present at any meeting at which a quorum is present; and (b) in the event that there exists a vacancy on the Board of Directors that results in a number of Affiliated Directors serving on the Board of Directors that is less than the number required to maintain the Applicable Proportion, except to the extent that a greater proportion of directors is expressly required by law (including the MGCL and the 1940 Act), the Articles of Incorporation or these Bylaws to take or approve any action, the action of 75% of the entire Board of Directors shall be the action of the Board of Directors."; and

(b)    by deleting the second paragraph.

8.    Article III, Section 12 (Organization) is hereby amended by deleting the words ", be ex officio a member of all committees of the Board of Directors" from the third line thereof.

9.    Article III, Section 16 (Executive Committee) is hereby amended by deleting such section in its entirety and inserting in lieu thereof a new section to read as follows:

"The Board of Directors may appoint from the directors an Executive Committee consisting of two or more directors. If appointed, the Executive Committee shall have such powers and shall be subject to such rules of procedure as may be determined by the Board of Directors from time to time."

10.    Article III, Section 17 (Other Committees) is hereby amended as follows:

(a)    by adding "Chairmen of Committees;" before "Other Committees" in the first line; and

(b)    by adding a new sentence at the beginning of the section to read as follows: "Without limiting the aggregate number of years that any director may serve as chairman of a committee of the Board of Directors, no director shall serve as chairman of any committee of the Board of Directors for more than two consecutive years and at least two years shall elapse before any director may be reelected chairman of any committee of the Board of Directors."

11.    Article III is hereby amended by adding a new Section 22 to the end thereof to read as follows:

"Section 22.    Approval of Advisory Services. Any action or consent of the Board of Directors with respect to the retention or continuation of any employee or external investment advisor to manage the Corporation's assets shall be subject to the requirements of Section 11 of this Article."

12.    Article III is hereby amended by adding a new Section 23 to the end thereof to read as follows:

"Section 23.    Amendments to this Article. Prior to the earlier of June 30, 2006 or the termination of the Bank Agreement, this Article III of these Bylaws may be amended only by the Stockholders, unless amended by two-thirds of the entire Board of Directors (or 75% of the entire Board of Directors, if such vote is then required for director action under Article III, Section 11 of these Bylaws), in which case no Stockholder vote shall be required; provided, however, that if the application of the majorities required for Board action specified in this sentence is held to be ineffective, this Article III of these Bylaws may be amended only by the Stockholders."

13.    Article X (Independent Public Accountants) is hereby amended by deleting such article in its entirety and inserting a new article in lieu thereof to read as follows:

"The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Audit Committee, subject to ratification of such selection by the vote of a majority of the Corporation's directors who are not interested persons of the Corporation as that term is defined in Section 2(a)(19) of the 1940 Act."

Exhibit B of
APPENDIX A

THE FRANCE GROWTH FUND, INC.

ARTICLES SUPPLEMENTARY

The France Growth Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT"), that:

FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), the Corporation, by resolutions of its Board of Directors (the "Board of Directors") duly adopted at meetings duly called and held, repealed the Corporation's election to be subject to Section 3-804(c) and Section 3-805 of the MGCL and, pursuant to Section 3-802(c) of the MGCL, prohibited the Corporation from electing to be subject to Section 3-805 of the MGCL in the future.

SECOND: The repeal of the Corporation's election to be subject to Section 3-804(c) and Section 3-805 of the MGCL and the prohibition on electing to be subject to Section 3-805 of the MGCL in the future have been approved by the Board of Directors in the manner and by the vote required by law.

THIRD: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested by its Secretary on this 28th day of May, 2003.

ATTEST:	THE FRANCE GROWTH FUND, INC.
/s/ Steven M. Cancro Steven M. Cancro Secretary	/s/ Pierre H.R. Daviron (SEAL) Pierre H. R. Daviron President

APPENDIX B

AUDIT COMMITTEE CHARTER

THE FRANCE GROWTH FUND, INC.

  Composition of the Audit Committee: The Audit Committee of The France Growth Fund, Inc. (the "Fund") shall be comprised of at least three directors, each of whom shall have no relationship to the Fund or any of its investment adviser, administrator or custodian that may interfere with the exercise of his or her relationship to the Fund and shall otherwise satisfy the applicable membership requirements under the rules of the Securities and Exchange Commission or New York Stock Exchange, as such requirements are interpreted by the Board of Directors in its business judgement.

  Purposes of the Audit Committee: The purposes of the Audit Committee are:

    to oversee the Fund's accounting and financial reporting policies and practices and related controls and procedures maintained by or on behalf of the Fund.

    to oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof,

    to appoint, compensate and oversee the work of any registered public accounting firm employed by the Fund (including resolution of disagreements between management and the auditor regarding financial reporting); and

    to evaluate the independence of the outside auditors.

  The function of the Audit Committee is oversight. It is management's responsibility to maintain appropriate systems for accounting and internal control, and the outside auditors' responsibility to plan and carry out a proper audit. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not accountants or auditors by profession or experts in the fields of accounting or auditing. Accordingly, it is not the their responsibility to conduct independent auditing or accounting reviews, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Fund that it receives information from and (ii) the accuracy of the financial and other' information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

  The outside auditors for the Fund are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select (subject to the ratification of the Board of Directors and by shareholders of the Fund, if required), evaluate and, where appropriate, replace outside auditors.

  The outside auditors shall submit to the Fund annually a formal written statement delineating all relationships between the outside auditors and the Fund (the "Statement of Independence") addressing at least the matters set forth in Independence Standards Board No. 1. Such statement shall also delineate any professional, tax or consulting services provided to the investment adviser, administrator or custodian.

  Qualifications of Committee Members

    As required under the rules of the New York Stock Exchange, each member of the Audit Committee must be financially literate, or become financially literate within a reasonable period of time after his or her appointment to the Committee, as such qualification is interpreted by the Fund's Board in its business judgment. At least one member of the Committee must have accounting or related financial experience, as the Fund's Board interprets such qualification in its business judgment.

    As required by the Sarbanes-Oxley Act, if at least one member of the Committee is not a "financial expert" (as that term is defined in the rules and regulations of the SEC), the Fund's periodic reports shall disclose the reason why.

  Meetings of the Audit Committee: The Audit Committee shall meet at least twice annually to discuss with management the annual audited financial statements and periodic performance results. In addition, the Audit Committee shall meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee believes should be discussed privately. The Audit Committee is empowered to hold special meetings as circumstances require.

  Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

    to retain (subject to ratification by the Board of Directors and by shareholders of the Fund, if required) or terminate the Fund's outside auditor and, in connection therewith, to evaluate the independence of the outside auditors, including whether the outside auditors provide any consulting services to the adviser or any of the Fund's other service providers, and to receive the outside auditors' specific representations as to their independence;

    to meet with the outside auditors, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Fund's financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the outside auditors' comments with respect to the Fund's financial policies, procedures and internal accounting controls and management's responses thereto; (iv) to review the form of opinion the auditors propose to render to the Board and shareholders; and (v) to review the performance of the auditor;

    to consider, in consultation with the independent auditor, (i) material questions of choice with respect to appropriate accounting principles and practices to be used in the preparation of the financial statements of the Fund and the effect upon the Fund of any proposed changes in accounting principles or practices, (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Fund, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iv) any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

    to review the fees charged by the outside auditors for audit and permissible non-audit services;

    to investigate improprieties or suspected improprieties in fund operations;

    to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate;

    to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Fund's annual proxy statement or other required disclosure document;

    to review and approve in advance any and all proposals by management of the Fund that the Fund or its affiliated persons employ the outside auditor to render "permissible non-audit services"(1) to the Fund and to consider whether such services are consistent with the outside auditor's independence.(2) The Audit Committee may delegate to one or more of its members authority to pre-approve permissible non-audit services to be provided to the Fund. Any pre-approval determination of a delegate shall be presented to the full Audit Committee at its next meeting. The Audit Committee shall communicate any pre-approval made by it or a delegate to the Fund to ensure that the appropriate disclosure is made in

  __________________

  (1)    "Permissible non-audit services" include any professional services, including tax services, provided to the Fund by the outside auditor, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

  (2)    Pre-approval by the Audit Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund constitutes not more than 5% of the total amount of revenues paid by the Fund to its auditor during the fiscal year in which the permissible non-audit services are provided; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or its delegate(s).

  the Fund's periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended, and other documents as required under the federal securities laws;

    to review, in advance and in consultation with the outside auditor, the staffing of the audit of the Fund's financial statements and obtain from the outside auditors a written representation that they have appointed a lead auditor and/or review partner who has not acted in such capacity for the Fund in each of the Fund's previous five fiscal years; and

    to develop, establish and periodically review procedures for: (i) the receipt, retention and treatment of complaints received by the Fund from any source regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Fund and its service providers of concerns regarding questionable accounting or auditing matters related to the Fund.

    Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund. The Audit Committee shall have access to the Fund's other Directors and Officers, independent audit personnel, legal counsel to the Fund, the executive and financial management of the Fund, and internal audit personnel, as needed. The Audit Committee shall report to the full Board on its activities and recommendations. Minutes of the Audit Committee's meetings shall be provided to the full Board.

    Annual Review: The Audit Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors. The Charter, including any amendments thereto, shall be maintained in the records of the Fund.

  Approved: December 10, 2002

  PROXY

  THE FRANCE GROWTH FUND, INC.
  237 PARK AVENUE, SUITE 900
  NEW YORK, NEW YORK 10017

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of The France Growth Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Steven M. Cancro and Deborah Forhan, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund to be held at the offices of UBS Global Asset Management, Inc., 14th Floor Boardroom, 1285 Avenue of the Americas, New York, New York, 10019 on June 24, 2003 at 10:00 a.m., local time, and any adjournment and postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned, with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

  The votes entitled to be cast by the undersigned will be cast as instructed on the reverse of this card. If this Proxy is executed and no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for election as director of the Fund and "AGAINST" Proposal 2, if properly presented at the Meeting, as more fully described in the Proxy Statement, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

  /X/    Please mark votes

           as in this example

  PROPOSALS (Please check one box for each proposal)

  Your Board of Directors recommends that you vote "FOR" the nominees in Proposal 1.
    ELECTION OF DIRECTORS. To elect three (3) Class III directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2006:

  Nominees: Thomas C. Barry, Gregory L. Melville and Moritz Sell

  For All Nominees / /            Withhold From All Nominees / /

  / / _________________________________________
      For all nominees except as noted above

  Your Board of Directors recommends that you vote "AGAINST" Proposal 2.
    Approval of a stockholder proposal, as more fully described in the Proxy Statement, asking the Board of Directors of the Fund to promptly take the steps necessary to liquidate the Fund or otherwise enable the stockholders to realize net asset value for their shares.

  FOR / /        AGAINST / /         ABSTAIN / /

    In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other business as may properly come before the meeting or any adjournment or postponement thereof.

                    / / MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. If shares are held jointly, each Stockholder named should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another capacity, please give the full title under signature(s).

Signature:____________________________	Date:_______________________

Signature:____________________________	Date:_______________________